UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                          ☐

Item 1.01         Entry into a Material Definitive Agreement.

On November 18, 2025, Autonomix Medical, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Investor”), pursuant to which the Investor purchased in a private placement: (i) pre-funded warrants to purchase 4,501,666 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) (the “Pre-Funded Warrants”); and (ii) Series C Warrants to purchase up to an aggregate of 9,003,332 shares of Common Stock (the “Common Warrants”) (the “Offering”). The Common Warrants and Pre-Funded Warrants are collectively referred to herein as the “Warrants”. The combined purchase price of one Pre-Funded Warrant and accompanying Common Warrants was $1.1097.

Subject to certain ownership limitations, the Warrants are exercisable immediately upon issuance (the “Initial Exercise Date”). Each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof) and expires once such Pre-Funded Warrant is fully exercised. The Common Warrants are exercisable into one share of Common Stock at a price per share of $0.8607 (as adjusted from time to time in accordance with the terms thereof) and expire five and one-half years from the Initial Exercise Date.

The Common Warrants may be exercised on a cashless basis if, at any time after the six-month anniversary of the Initial Exercise Date, there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of shares of Common Stock underlying the Common Warrants to or by the holder. The holder of a Common Warrant is prohibited from exercising any Common Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. The holder of a Pre-Funded Warrant is prohibited from exercising any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99%, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value (as defined in the Common Warrants) of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The closing of the Offering occurred on November 19, 2025 (the “Closing Date”). The gross proceeds to the Company from the Offering were approximately $5.0 million, before deducting the Placement Agent’s fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the offering to fund working capital and general corporate purposes.

The Company agreed to file a registration statement (the “Registration Statement”) registering the resale of the Common Stock underlying the Warrants, within 20 days from the date the Agreement was executed, and to use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC within 60 days from the date of the Agreement (or 90 days from the date of the Agreement if the SEC reviews the Registration Statement).

With limited exceptions, the Company has agreed not enter into or announce any transaction for the sale of any of its equity securities or securities convertible into its equity securities for a period of 60 days from the effective date of the Registration Statement. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Agreement) until six months after the effective date of the Registration Statement; provided that after 60 days from the effective date of the Registration Statement, the Company will be permitted to make sales under its “at-the-market offering” sales agreement if the price per share of Common Stock in such transaction is greater than $1.1107 per share.

The Pre-Funded Warrants and Common Warrants issued in the Offering and the shares issuable upon exercise of the Pre-Funded Warrants and Common Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws.

On November 18, 2025, the Company entered into a placement agency agreement with Maxim Group LLC (the “Placement Agent”) (the “Placement Agreement”), pursuant to which the Company agreed to pay the Placement Agent an aggregate fee equal to up to 8% of the gross proceeds received by the Company from the sale of the securities in the transaction. The Company also agreed to reimburse the Placement Agent for up to $50,000 for the Placement Agent’s fees and expenses.

These descriptions of the Agreement, Placement Agreement, Pre-Funded Warrant and Common Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements attached as Exhibits 10.1, 1.1, 4.1 and 4.2, respectively, of this Current Report on Form 8-K.

The Placement Agreement and form of Agreement have been attached as an exhibit to this Current Report on Form 8-K to provide security holders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between the parties with respect to the transaction described above, the documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the agreements, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Common Stock and Warrants issued in the Offering and the shares issuable upon exercise of the Warrants is incorporated by reference herein.

Item 9.01.         Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated November 18, 2025, with Maxim Group LLC

4.1	Form of Pre-Funded Warrant

4.2	Form of Series C Warrant

10.1	Form of Securities Purchase Agreement, dated November 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: November 19, 2025